UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2019 (April 22, 2019)

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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2300, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 404-853-1400
None
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement
On April 22, 2019, Acuity Brands, Inc., a Delaware corporation (the “Company”) and Acuity Brands Lighting, Inc., a Delaware corporation (“ABL” and together with the Company, collectively “Borrowers”) entered into an amendment (the “Amendment”) to the Company’s credit agreement, dated as of June 29, 2018, by and among the Borrowers, the subsidiaries from time to time party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment extends the expiration of the availability period for the $400.0 million unsecured delayed draw term loan facility to December 31, 2019 from June 29, 2019.
The above description of the Amendment is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 dated as of April 22, 2019 to Credit Agreement dated as of June 29, 2018.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: April 23, 2019

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1	Amendment No. 1 dated as of April 22, 2019 to Credit Agreement dated as of June 29, 2018.	(Filed with the Commission as part of this Form 8-K).